UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015 (May 15, 2015)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Friday, May 15, 2015. As of the close of business on March 27, 2015, the Company had outstanding 58,405,704 shares of common stock, of which 47,773,350 shares were represented at the meeting by proxy and in person; accordingly a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1:  Election of Directors

The following persons were elected to the Board of Directors to serve until the 2018 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Andrew J. Ashton	27,480,802	4,784,659	15,467,889
Siraj Nour El-Ahmadi	32,193,973	71,488	15,467,889
George Lauro	32,169,427	96,304	15,467,889

Proposal 2:  Approve an Amendment to the Company’s Articles of Incorporation

The following votes were cast with respect to Proposal 2. The proposal was approved.

For	Against	Abstain	Broker Non-votes
44,102,078	1,607,138	2,024,134	-

Proposal 3:  Ratify Morison Cogen LLP as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 3.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
43,139,176	35,011	4,559,163	-

Proposal 4:  Approve the Compensation of the Company’s Named Executive Officers

The following votes were cast with respect to Proposal 4.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
26,383,232	839,323	5,042,906	15,467,889

Proposal 5:  Select the Frequency of Voting to Approve Executive Compensation

The following votes were cast with respect to Proposal 5.  The frequency of once over three years was approved.  In light of this vote, the Company will include a shareholder vote on the compensation of executives in its proxy materials once every three years.

Once Every Year	Once Every 2 Years	Once Every 3 Years	Abstain
5,839,457	1,429,705	20,059,153	4,937,146

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: May 21, 2015